                              POST PROPERTIES, INC.

                            2003 INCENTIVE STOCK PLAN

                           NON-INCENTIVE STOCK OPTION

                                       AND

                            STOCK APPRECIATION RIGHT

                                   CERTIFICATE

                                FOR KEY EMPLOYEES

Post Properties, Inc., a Georgia corporation, in accordance with the Post Properties, Inc. 2003 Incentive Stock Plan, hereby grants an Option and a Stock Appreciation Right, or "SAR", to ________________ ("Key Employee") with respect to __________ shares of Stock of Post Properties, Inc. at an Option Price per share equal to $[xx.xx]. This Option and SAR grant (this "Grant") shall be subject to all of the terms and conditions set forth in this Certificate and in the Plan. This Grant has been made as of [xxxxxx __, 200_], which shall be referred to as the "Grant Date".

                                        POST PROPERTIES, INC.

                                        By: ____________________________________
                                            Sherry W. Cohen
                                            Executive Vice President & Secretary

                              TERMS AND CONDITIONS

            Section 1. Plan. This Grant is subject to all the terms and conditions set forth in the Plan and this Certificate, and all the terms in this Certificate which begin with a capital letter either are defined in this Certificate or in the Plan. If a determination is made that any term or condition set forth in this Certificate is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Key Employee upon written request to the Secretary of Post.

            Section 2. Section 16(a). If Key Employee, at the time he or she proposes to exercise any rights under this Grant, is an officer or director of Post, or is filing ownership reports with the Securities and Exchange Commission under Section 16(a) of the Exchange Act, then Key Employee should consult Post before Key Employee exercises such rights to determine whether the securities law might subject him or her to additional restrictions upon the exercise of such rights.

            Section 3. Date Exercisable.

            (a) General Rule. Subject to Section 3(b), Key Employee shall have the right under this Certificate to exercise this Grant with respect to:

                  (1) the first one-third of the shares of Stock underlying this Grant (rounding down to the nearest whole number) only if he or she remains employed by Post through the first anniversary of the Grant Date;

                  (2) the second one-third of the shares of Stock underlying this Grant (rounding down to the nearest whole number) only if he or she remains employed by Post through the second anniversary of the Grant Date;

                  (3) the balance of the whole number of shares of Stock underlying this Grant only if he or she remains employed by Post through the third anniversary of the Grant Date.

            (b)   Special Rules.

                  (1) "Cause". If Key Employee's employment is terminated for "Cause" (as defined in Section 3(c)), Key Employee shall forfeit his or her right under Section 3(a) to exercise all or any part of this Grant at the time his or her employment terminates.

                  (2) Death, Disability or Retirement. If Key Employee's employment terminates by reason or his or her death, Disability (as defined in Section 3(c)) or Retirement (as defined in Section 3(c)), Key Employee shall be deemed to have been employed by Post through the third anniversary of the Grant Date and the right of Key Employee or his or her estate (whichever is applicable) to exercise this Grant shall expire on the earlier of
                        (A) the first anniversary of the date his or her employment so terminates or (B) the 10th anniversary of the Grant Date.

                  (3) Other Reason. If Key Employee's employment by Post terminates for any reason (other than a reason described in Section 3(b)(1) or Section 3(b)(2)), his or her right under Section 3(a) to exercise this Grant shall expire on the earlier of (A) the first anniversary of the date his or her employment by Post terminates or (B) the 10th anniversary of the Grant Date.

                  (4) Termination of Employment. A transfer between Post and an affiliate of Post or between two Post affiliates shall not be treated as a termination of employment under the Plan or this Certificate, and the Committee shall determine whether an organization is an affiliate of Post for this purpose and whether there has been a transfer between Post and an affiliate of Post or between two Post affiliates.

                  (5) No Duplication. If Key Employee exercises his or her right to purchase any share of Stock under the Option part of this Grant, such exercise automatically shall cancel his or her right to exercise the SAR part of this Grant with respect to such share of Stock and, if Key Employee exercises the SAR part of this Grant with respect to any share of Stock, such exercise automatically shall cancel his or her right to exercise the Option part of this Grant with respect to such share of Stock.

                  (6) Tax Treatment as NQO. Post does not intend that the special tax treatment for an ISO be available to Key Employee upon the exercise of the Option part of this Grant.

            (c)   Definitions.

                  (1) Cause. A Key Employee's employment shall be treated as terminating for "Cause" if (A) his or her employment terminates after he or she continues in the Committee's judgment to fail to perform in all material respects his or her assigned duties (other than any such failure resulting from his or her incapacity due to a physical or mental illness) for a period of 30 days after written demand for performance is delivered to Key Employee by Post, (B) his or her employment terminates because he or she has engaged in misconduct which the Committee determines to be injurious to Post or any Post affiliate, monetarily or otherwise, or (C) his or her employment terminates as a result of a material violation of any written policy of Post which is generally applicable to Post employees or specifically applicable to Post executives.

                  (2) Disability. A Key Employee's employment shall be treated as terminating by reason of a "Disability" if the Committee determines that his or her employment terminated because he or she no longer is able to perform the essential functions of his or her job as a result of a physical or mental illness with or without a reasonable accommodation by Post or a Post affiliate with respect to such illness.

                  (3) Retirement. A Key Employee's employment shall be treated as terminating by reason of "Retirement" if his or her employment terminates for any reason other than "Cause" on or after the date he or she reaches at least age 60.

            Section 4. Life of Grant. This Grant shall expire and shall not be exercisable for any reason on or after the 10th anniversary of the Grant Date.

            Section 5. Method of Exercise.

            (a) Option. Key Employee may exercise the Option part of this Grant in whole or in part (to the extent this Grant is otherwise exercisable under Section 3) on any normal business day of Post by (1) delivering to Post a written notice of the exercise of such Option and (2) simultaneously paying to Post the Option Price. The payment of such Option Price shall be made either in cash, by check acceptable to Post, by delivery to Post of certificates (properly endorsed) for shares of Stock registered in Key Employee's name, which have been held for at least six (6) months and which are acceptable to the Committee, or in any combination of such cash, check, and Stock which results in payment in full of the Option Price. Stock which is so tendered as payment (in whole or in part) of the Option Price shall be valued at its Fair Market Value on the date the Option part of this Grant exercised.

            (b) SAR. Key Employee may exercise the SAR part of this Grant in whole or in part (to the extent this Grant is otherwise exercisable under Section 3) on any normal business day of Post by delivering to Post a written notice of the exercise of such SAR.

            Section 6. Delivery of Stock.

            (a) Option. Post shall (subject to Section 16.3 of the Plan) deliver to Key Employee a properly issued certificate for any Stock purchased pursuant to the exercise of all or any portion of the Option part of this Grant as soon as practicable after such exercise, and such delivery shall discharge Post of all of its duties and responsibilities and obligations with respect to the shares of Stock subject to such exercise.

            (b) SAR. Post pursuant to any exercise of all or any portion of the SAR part of this Grant shall compute the excess, if any, of the aggregate Fair Market Value of the shares of Stock subject to such exercise on the date of exercise over the aggregate Option Price for such shares (the "Spread") and shall (subject to Section 16.3 of the Plan) as soon as practicable after such exercise deliver to Key Employee whole shares of Stock equal to the Spread, and such delivery shall discharge Post of all of its duties and responsibilities and obligations with respect to the shares of Stock subject to such exercise. The number of whole shares of stock delivered shall be determined using the Fair Market Value of a share of Stock on the date the SAR is exercised.

            Section 7. Nontransferable. No rights under this Grant shall be transferable by Key Employee other than by will or by the laws of descent and distribution, and such rights shall be exercisable during Key Employee's lifetime only by Key Employee. The person or persons, if any, to whom this Grant is transferred by will or by the laws of descent and distribution shall be treated after Key Employee's death the same as Key Employee under this Certificate.

            Section 8. No Right to Continue Service. Neither the Plan, this Grant, nor any related material shall give Key Employee the right to continue in employment with Post or any Post affiliate or shall adversely affect the right of Post or any Post affiliate to terminate Key Employee's employment with or without cause at any time.

            Section 9. Stockholder Status. Key Employee shall have no rights as a stockholder with respect to any shares of Stock subject to this Grant until such shares have been duly issued and delivered to Key Employee, and no adjustment shall be made for dividends of any rights or any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock, except as expressly set forth in the Plan.

            Section 10. Other Laws. Post shall have the right to refuse to issue or transfer any Stock under this Grant if Post, acting in its absolute discretion, determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise the Option part of this Grant shall be promptly refunded to Key Employee and Post at that point shall have the right to cancel the Option part of this Grant or to take such other action with respect to this Grant as Post deems appropriate under the circumstances.

            Section 11. Governing Law. The Plan and this Grant shall be governed by the laws of the State of Georgia.

            Section 12. Binding Effect. This Grant shall be binding upon Post and Key Employee and their respective heirs, executors, administrators and successors.

            Section 13. References. Any references to sections in this Certificate shall be to sections of this Certificate unless otherwise expressly stated as part of such reference.

                           OPTION OR SAR EXERCISE FORM

                           (To be used by Key Employee
                    to exercise the rights to purchase Stock
        evidenced by the foregoing Option or to exercise the related SAR)

TO: Post Properties, Inc.

Please check either (a), (b) or (c).

[ ] (a) The Undersigned hereby exercises his/her right to purchase _____________ shares of Stock covered by the Option grant evidenced by attached Certificate in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price of such shares in full; or

[ ] (b) The Undersigned hereby exercises the SAR evidenced by the attached Certificate with respect to _____________ shares of Stock covered by the SAR grant in accordance with the terms and conditions thereof; or

[ ] (c) The Undersigned hereby exercises (1) his/her right to purchase
_____________ shares of such Stock covered by such Option and herewith makes payment of the Option Price of such shares in full and (2) the SAR with respect to _____________ shares of such Stock.

If the Undersigned wants shares electronically transferred to a brokerage account, please attach appropriate transfer instructions to this form.

                                                ________________________________
                                                Signature

                                                ________________________________

                                                ________________________________
                                                Address

Dated____________________________